Exhibit 1.01

L3 Technologies, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2018

L3 Technologies, Inc. (referred to herein as “L3,” the “Company,” “we,” “us,” or “our”) has prepared this Conflict Minerals Report (“CMR”) for the year ended December 31, 2018 to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The information in this CMR includes the activities of L3 and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Based upon our analysis of the broad range of L3’s communication and electronic systems and products, we have determined that L3 manufactures or contracts to manufacture certain products that contain cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG”) necessary to the functionality or production of such products.

Accordingly, as required by Rule 13p-1, we conducted, in good faith, a reasonable country of origin inquiry to determine whether any of the 3TG contained in our products originated in the Democratic Republic of the Congo or Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (the “Covered Countries”) or were from recycled or scrap sources. Based on this reasonable country of origin inquiry, we had reason to believe that the 3TG contained in our products may have originated in the Covered Countries or may not be from scrap or recycled sources. We therefore exercised due diligence on the source and chain of custody of such 3TG in conformance with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance (the “OECD Guidance”) for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. After conducting such due diligence, we are unable to determine, with the greatest possible specificity, the facilities used to process the 3TG contained in our products or the country of origin of such 3TG. A description of our efforts to determine the mine or location of origin of the 3TG contained in our products is described below under “Due Diligence Measures.”

As permitted by Rule 13p-1 and the SEC’s April 29, 2014 statement relating to Rule 13p-1,1 this Report has not been subject to an independent private sector audit.

This report is available on our website at https://www.l3t.com/investor-relations/corporate-governance

I.	Company and Product Overview

L3 is a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, aircraft sustainment (including modifications and fleet management of special mission aircraft), simulation and training, night vision and image intensification equipment, and security and detection systems. L3 is also a leading provider of a broad range of communication, electronic and sensor systems used on military, homeland security and commercial platforms. Our customers include the U.S. Department of Defense (DoD) and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security, foreign governments, and domestic and foreign commercial customers.

We have the following three reportable segments: ISR Systems, Communications and Networked Systems and Electronic Systems.

1	Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014

The businesses in our ISR Systems segment provide products and services for the global ISR mission solutions from seabed to space and Command, Control and Communications markets, specializing in signals intelligence and multi-intelligence platforms, including engineering, modernization and sustainment solutions for military and various government aircraft, ground support equipment and other platforms.

The businesses in our Communications and Networked Systems segment provide network and communication systems, secure communications products, radio frequency components, satellite communication terminals and space, microwave and telemetry products.

The businesses in our Electronic Systems segment provide a broad range of products and services, including components, products, subsystems, systems and related services to military and commercial customers.

II.	Due Diligence Measures

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance. L3 has a broad product portfolio and a supply chain that is global, complex and has multiple tiers. As a downstream purchaser, we rely on our direct suppliers to provide information with respect to the origin of 3TG contained in our products, including sources of 3TG that are supplied to our direct suppliers by lower tier suppliers. In almost all cases, the information relating to the 3TG contained in our products that we received as part of our due diligence process was obtained from lower tier suppliers. These sources of information may yield inaccurate or incomplete information. Due diligence measures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance, that the due diligence objectives are met.

Our due diligence process included the following:

●
Steering Committee, Work Plan and Control Systems. We have a Cross Functional Steering Committee (CFSC) which is responsible for implementing our 3TG compliance strategy at the corporate and division levels. Our CFSC includes various corporate executive level members of L3 representing supply chain and procurement, legal, finance and accounting, information technology, quality, internal audit, and contracts. The CFSC is also supplemented by resources from L3 divisions located on site where the sourcing of materials takes place. The CFSC has developed a phased approach for determining the sourcing of 3TG contained in our products and has created work instructions that outline the responsibilities and processes to be used to conduct due diligence on the source of 3TG contained in our products.

●
Risk Management Plan and Controls. We conduct a risk management plan that includes our 3TG compliance program and have implemented a number of controls designed to provide reasonable assurance that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also have a number of longstanding grievance mechanisms in place pursuant to which employees and suppliers can report violations of 3TG compliance strategy or provide early-warning of potential violations. These policies and procedures are outlined in our Code of Ethics available on our website at https://www.l3t.com/code-of-ethics-and-business-conduct.

●
Supplier Engagement and Education. We notified our suppliers of our 3TG reporting requirements under Rule 13p-1 and our expectation that our suppliers would report 3TG supply-chain information to enable our compliance with the reporting requirements under Rule 13p-1. We also engaged with our suppliers to further educate them on the 3TG reporting requirements and provided training resources and answers to frequently asked questions.

●
Participation in Industry Wide Programs and Initiatives. We participate in industry-wide initiatives, including the Aerospace Industry Association’s Conflict Minerals Working Group (“AIA”), to define and create standardized procedures for supply chain mapping and identify and certify socially responsible smelters and refiners. We leveraged this industry experience and evolving “best practices” in creating our own due diligence procedures and processes. We also support and are members of an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Responsible Minerals Initiative (RMI) (formerly, the Conflict-Free Sourcing Initiative), which was founded in 2008 by the Electronic Industry Citizenship Coalition (EICC) and The Global e-Sustainability Initiative (GeSI).

●
Survey of Direct Suppliers. During 2018 we surveyed direct suppliers to L3 regarding the source of 3TG contained in our products using a questionnaire (the “L3 Questionnaire”) based upon the template developed by the EICC and GeSI, known as the Conflict Minerals Reporting Template (the “CMRT Template”). The CMRT Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Template includes questions regarding a company’s policy with respect to 3TG sourcing, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT Template contains questions about the origin of 3TG contained in a company’s products, as well as supplier due diligence. The L3 Questionnaire also enables us to track and consolidate supply chain responses within an electronic database tool used across all of our divisions.

●
Assessment of and Follow-up on Supplier Response. We reviewed the supplier responses using criteria developed by us to determine which responses required follow-up with our suppliers and/or suggested an increased risk that the supplier may have provided 3TG that originated in the Covered Countries. This criteria assisted us in identifying responses from suppliers that were untimely, incomplete or inconsistent with other reported data. To the extent ambiguities or inconsistencies existed, we solicited updated or more comprehensive responses from our suppliers. We also conducted additional follow-up with suppliers who had not responded to our initial requests to provide 3TG information.

III.	Due Diligence Results

We received responses from approximately 65% of the suppliers surveyed in 2018. The large majority of the supplier responses, however, did not isolate or represent with specificity which smelters or refiners in their supply chain had supplied the 3TG contained in our products. Accordingly, we were unable to validate with specificity the facilities used to process the 3TG or the country of origin of the 3TG.

The supplier responses identified 291 known smelters and refiners that were reported to be in our supply chain for the period from January 1, 2018 to December 31, 2018. Of those 291 smelters and refiners, 233 have been verified as conflict-free or in the audit process. The following table presents the number of identified smelters or refiners verified as conflict-free or in the audit process by mineral.

Identified smelters or refiners verified as conflict-free or in the audit process
Tantalum	22 of 22 (100%)
Tin	70 of 77 (91%)
Tungsten	40 of 43 (93%)
Gold	101 of 149 (68%)
Total	233 of 291 (80%)

The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI (RMI member LCOM).

Based on the information provided by L3’s suppliers, L3 believes that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Annex I below. However, L3 is unable to ascertain sufficient information to conclusively determine which of these smelters or refiners, if any, provided 3TG that may be contained in our products.

IV.	Steps to Mitigate Future Risk That 3TG in Our Products Benefit Armed Groups

As provided in our 3TG Statement (available on our website at https://www.l3t.com/suppliers/conflict-minerals), L3 is committed to compliance with Rule 13p-1 and is dedicated to the implementation of comprehensive due diligence processes to meet its obligations. L3 also believes in the responsible sourcing of materials and will continue its efforts to ensure a conflict-free supply chain to the extent reasonably practicable.

Consistent with our 3TG Statement, we expect to continue to take the following steps to comply with our future obligations under Rule 13p-1 and, to the extent reasonably possible, mitigate the risk that 3TG contained in our products benefit armed groups in the Covered Countries:

•
Mandate or Encourage 3TG Flow-Clauses in Supply Contracts. We intend to continue to include the L3 Conflict Minerals Clause, which requires suppliers to provide 3TG sourcing and smelter information, as part of our standard Terms and Conditions of Purchase in new or renewed supplier contracts.

•
Engage Suppliers. We plan to continue to engage with suppliers and direct them to training resources in order to improve the response rate, completeness and accuracy of our supplier survey responses. If we identify suppliers who are sourcing 3TG from the Covered Countries, we intend to negotiate with them to mitigate the risk that such 3TG benefits armed groups and/or to establish alternative sources of 3TG that do not support such groups. If these efforts prove unsuccessful, we may, when reasonably practicable, terminate the contract or find a replacement supplier.

•
Coordinate with Industry Associations. We expect to continue to participate in industry group efforts to define and improve best practices for 3TG supply chain mapping and induce 3TG smelters and refiners to adopt socially responsible business practices. For example, we have been involved in the AIA’s efforts to encourage certain smelters and gold refiners that supply 3TG that may be used in products manufactured by the U.S. aerospace and defense industry to conduct due diligence in accordance with the OECD Guidance and become validated as a conflict-free smelter or refiner.

•
Commit Resources and Management Attention. We expect our CFSC will continue to be dedicated to implementing and executing our 3TG compliance strategy at the corporate and division levels with the assistance of resources from L3 divisions located on site where the sourcing of materials takes place. We anticipate that we will continue to devote resources and personnel to the work of this committee and support its approach for determining the sourcing of 3TG contained in our products and the related work plan.

•
Maintain Risk Management Plan, Controls and Grievance Mechanisms. We plan to refine our risk management plan and controls over time to ensure that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also intend to address, as appropriate, complaints or concerns expressed through our grievance mechanisms with respect to our 3TG compliance efforts.

Additionally, we entered into an Agreement and Plan of Merger, dated as of October 12, 2018 (the “Merger Agreement”), by and among L3, Harris Corporation, a Delaware corporation (“Harris”), and Leopard Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Harris.  The merger is expected to close in mid-calendar year 2019, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.  We intend to evaluate our conflict mineral compliance program as part of the integration-planning activities related to L3’s proposed merger with Harris.

Forward-Looking Statements

Certain of the matters discussed in this CMR, including in particular, efforts to mitigate risks that 3TG contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Bangalore Refinery	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	T.C.A S.p.A	ITALY
Gold	Italpreziosi	ITALY
Gold	Safimet S.p.A	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Caridad	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Morris and Watson	NEW ZEALAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	African Gold Refinery	UGANDA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	L’Orfebre S.A.	ANDORRA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Tony Goetz NV	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Marsam Metals	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	SAAMP	FRANCE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY